                                                                Exhibit 99.6

                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                         DATED AS OF SEPTEMBER 30, 2003

                                      AMONG

                           VITALSTREAM HOLDINGS, INC.,

                                     AND THE

                              COMMON STOCKHOLDERS,

                             PREFERRED STOCKHOLDERS,

                             CONVERTIBLE NOTEHOLDERS

                                       AND

                                 WARRANT HOLDERS

                                       OF

                  VITALSTREAM HOLDINGS, INC. REFERRED TO HEREIN

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                                TABLE OF CONTENTS

1.   DEFINITIONS................................................................     2
2.   PREEMPTIVE RIGHTS..........................................................     7
3.   BOARD OF DIRECTORS.........................................................     7
4.   BOARD OF DIRECTOR OBSERVATION RIGHTS.......................................     9
5.   REPRESENTATIONS AND WARRANTIES; COVENANTS..................................    10
6.   TRANSFERS..................................................................    10
7.   TRANSFERS IN VIOLATION OF AGREEMENT........................................    10
8.   LEGEND.....................................................................    10
9.   ENTIRE AGREEMENT...........................................................    11
10.  SUCCESSORS AND ASSIGNS.....................................................    11
11.  COUNTERPARTS...............................................................    11
12.  DESCRIPTIVE HEADINGS; INTERPRETATION.......................................    11
13.  NOTICES; BUSINESS DAYS.....................................................    11
14.  AMENDMENT AND WAIVER; EFFECTIVENESS AND BINDING NATURE OF THIS AGREEMENT...    12
15.  SEVERABILITY...............................................................    13
16.  NO STRICT CONSTRUCTION.....................................................    13
17.  GOVERNING LAW..............................................................    13
18.  WAIVER OF RIGHT TO JURY TRIAL..............................................    13
19.  WAIVER OF PREEMPTIVE RIGHTS; TERMINATION OF PRIOR AGREEMENT................    14

                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                  This AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT, dated as of September 30, 2003 (this "Agreement"), is by and among VitalStream Holdings, Inc. a Nevada corporation (the "Company"), the holders of Common Stock listed on the Schedule of Common Stockholders attached hereto (including such other holders of Common Stock who may from time to time become parties hereto after the date hereof and be listed on the Schedule of Common Stockholders) (the "Common Stockholders"), the holders of shares of Series A Preferred and Series B Preferred listed on the Schedule of Preferred Stockholders attached hereto (including such other holders of Series A Preferred and Series B Preferred who may from time to time become parties hereto after the date hereof and be listed on the Schedule of Preferred Stockholders) (the "Preferred Stockholders"), the holders of Amended and Restated Notes listed on the Schedule of Convertible Noteholders attached hereto (including such other holders of Amended and Restated Notes who may from time to time become parties hereto after the date hereof and be listed on the Schedule of Convertible Noteholders attached hereto) (the "Convertible Noteholders"), and the holders of Warrants listed on the Schedule of Warrant Holders attached hereto (including such other holders of Warrants who may from time to time become parties hereto after the date hereof and be listed on the Schedule of Warrant Holders attached hereto) (the "Warrant Holders"). Unless otherwise indicated herein, capitalized terms used in this Agreement have the meanings set forth in Section 1 hereof. Capitalized terms used but not defined herein have the meaning set forth in the Purchase Agreement.

                                    RECITALS

                  WHEREAS, reference is made to that certain Amended and Restated Asset Purchase Agreement, dated as of January 15, 2003 (as amended, restated and modified from time to time, the "Asset Purchase Agreement"), by and among the Company, VitalStream Broadcasting Corporation and Hosting pursuant to which VitalStream Broadcasting Corporation acquired substantially all of the assets and assumed certain liabilities of Hosting in consideration for the issuance of shares of Common Stock by the Company to Hosting.

                  WHEREAS, reference is also made to that certain Convertible Note and Warrant Purchase Agreement, dated as of November 1, 2002 (as amended, restated and modified from time to time, the "Initial Note Purchase Agreement"), by and among the Company and those purchasers of Initial Convertible Notes and Initial Warrants referred to therein pursuant to which the Company sold and the purchasers purchased Initial Convertible Notes and Initial Warrants.

                  WHEREAS, reference is also made to that certain Amended and Restated Convertible Note and Warrant Purchase Agreement, dated as of January 15, 2003 (as amended, restated and modified from time to time, the "Subsequent Convertible Note Purchase Agreement"), by and among the Company and those purchasers of Subsequent Convertible Notes referred to therein pursuant to which the Company sold and the purchasers purchased Subsequent Convertible Notes.

                  WHEREAS, pursuant to the Initial Note Purchase Agreement and the Subsequent Convertible Note Purchase Agreement, the Company issued shares of Common Stock to the purchasers of Amended and Restated Notes and Warrants referred to therein as payment of a commitment fee;

                  WHEREAS, reference is further made to that certain Securities Exchange and Purchase Agreement dated as of September 30, 2003 (as amended and modified from time to time, the "Purchase Agreement"), by and among the Company and the Convertible Noteholders, Warrant Holders and Preferred Stockholders and pursuant to which (a) the Company sold and the Preferred Stockholders purchased the shares of Series A Preferred and Additional Warrants, and (b) the Convertible Noteholders and Warrants Holders exchanged (the "Exchange") their Initial Convertible Notes and Subsequent Converted Notes for Amended and Restated Notes and their Initial Warrants for Amended and Restated Warrants containing certain modifications.

                  WHEREAS, to induce the parties hereto to consummate the transactions contemplated by the Purchase Agreement, the Company, the Common Stockholders, the Preferred Stockholders, the Convertible Noteholders and the Warrant Holders have agreed to enter into this Agreement for the purposes, among others, of (a) establishing the composition of the Board of Directors and (b) assuring continuity in the management and ownership of the Company. The execution and delivery of this Agreement is a condition to the closing of the transactions contemplated by the Purchase Agreement.

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

                  1. Definitions.

                  "Additional Warrants" has the meaning set forth in the Purchase Agreement.

                  "Affiliate" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

                  "Agreement" has the meaning set forth in the preamble of this Agreement.

                  "Amended and Restated Notes" has the meaning set forth in the Purchase Agreement.

                  "Amended and Restated Warrants" has the meaning set forth in the Purchase Agreement.

                  "Asset Purchase Agreement" has the meaning set forth in the recitals to this Agreement.

                  "Board of Directors" means the board of directors of the Company.

                  "Commitment Shares" means the shares of Common Stock issued as the "Commitment Fee" pursuant to the Initial Note Purchase Agreement and the Subsequent Convertible Note Purchase Agreement.

                  "Common Stock" means (a) the Common Stock, par value $0.001 per share, of the Company as more fully described in the certificate of incorporation of the Company and (b) any capital stock or other Equity Securities issued or issuable directly or indirectly with respect to the Common Stock referred to in clause (a) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

                  "Common Stockholders" has the meaning set forth in the preamble to this Agreement.

                  "Company Security" means any Debt Security or Equity Security of the Company.

                  "Company" has the meaning set forth in the preamble of this Agreement.

                  "Convertible Noteholders" has the meaning set forth in the preamble to this Agreement.

                  "Debt Securities" means any note, bond, debenture or other instrument or security evidencing Indebtedness.

                  "Dolphin" means Dolphin Fund I and Dolphin Fund II.

                  "Dolphin Communications" means Dolphin Communications Fund,
L.P.

                  "Dolphin Communications II" means Dolphin Communications Fund II, L.P.

                  "Dolphin Director" has the meaning set forth in Section 3 of this Agreement.

                  "Dolphin Fund" means Dolphin Communications and Dolphin Parallel.

                  "Dolphin Fund II" means Dolphin Communications II and Dolphin Parallel II.

                  "Dolphin Holders" means any holder that is party to this Agreement of Stockholder Shares initially issued to Dolphin (including Dolphin) or any Affiliate thereof.

                  "Dolphin Parallel" means Dolphin Communications Parallel Fund, L.P.

                  "Dolphin Parallel II" means Dolphin Communications Parallel Fund II (Netherlands), L.P.

                  "Equity Securities" means (a) any capital stock or other equity securities, (b) any securities, directly or indirectly, convertible into or exchangeable for any capital stock or other equity securities or containing any profit participation features, (c) any warrants, options or other rights, directly or indirectly, to subscribe for or to purchase any capital stock, other equity securities or securities containing any profit participation features or, directly or indirectly, to subscribe for or to purchase any securities, directly or indirectly, convertible into or exchangeable for any capital stock, other equity securities or securities containing profit participation features, or (d) any stock appreciation rights, phantom stock rights or other similar rights.

                  "Exchange" has the meaning set forth in the recitals to this Agreement.

                  "Governmental Entity" means individually, and "Governmental Entities" means collectively, the United States of America, any foreign country and any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government, including any court.

                  "Holders" means the Common Stockholders, the Preferred Stockholders, the Convertible Noteholders and the Warrant Holders.

                  "Hosting" means Epoch Hosting, Inc., a Delaware corporation.

                  "Indebtedness" means, at a particular time, without duplication, (a) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (b) any indebtedness evidenced by any Debt Security, (c) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business), (d) any commitment by which a Person assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit), (e) any indebtedness guaranteed in any manner by a Person (including, without limitation, guaranties in the form of an agreement to repurchase or reimburse), (f) any obligations under capitalized leases and (g) any indebtedness secured by a lien on a Person's assets.

                  "Laws" means all constitutions, statutes, laws, treaties, codes, ordinances, regulations, rules, orders, judgments, writs, injunctions, acts, determinations, directions or decrees of any Governmental Entity.

                  "Initial Convertible Notes" means those certain 10% Convertible Promissory Notes of VitalStream in the principal amount of $409,000 issued at the Initial Closing pursuant to the Initial Note Purchase Agreement.

                  "Initial Note Purchase Agreement" has the meaning set forth in the recitals to this Agreement.

                  "Initial Warrants" means those certain Common Stock Purchase Warrants of VitalStream issued on or about November 26, 2002 pursuant to the Initial Note Purchase Agreement.

                  "Observer" has the meaning set forth in Section 4 of this Agreement.

                  "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or any other similar entity or organization or a governmental entity or any department, agency or political subdivision thereof.

                  "Preferred Equity Securities" means any Equity Security of the Company (other than the Series A Preferred or Series B Preferred) that ranks senior to the Common Stock as to dividends or the distribution of assets upon any liquidation, dissolution or winding up of the Company, or any Debt Security that is issued with any Equity Security.

                  "Preferred Stockholders" has the meaning set forth in the preamble to this Agreement.

                  "Public Distribution" means a distribution to a Person not party to this Agreement pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker on a securities exchange or in the over-the-counter market pursuant to the provisions of Rule 144 adopted under the Securities Act.

                  "Purchase Agreement" has the meaning set forth in the recitals to this Agreement.

                  "Rule 144" means Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended, or any similar federal Law then in force and the rules promulgated thereunder.

                  "Securities and Exchange Commission" means the Securities and Exchange Commission and any Governmental Entity succeeding to the functions thereof.

                  "Series A Preferred" means the shares of 2003 Series A Preferred Stock, $0.001 par value, of the Company.

                  "Series B Preferred" means the shares of 2003 Series B Preferred Stock, $0.001 par value, of the Company.

                  "Stockholder Shares" means (a) any Common Stock issued pursuant to the Asset Purchase Agreement or the Purchase Agreement, (b) the Commitment Shares, (c) any Common Stock issued or issuable, directly or indirectly, upon conversion of the Amended and Restated Notes, (d) any Common Stock issued or issuable, directly or indirectly, upon conversion of the Series A Preferred, (d) any Common Stock issued or issuable, directly or indirectly, upon conversion of the Series B Preferred, (e) any Common Stock issued or issuable, directly or indirectly, upon exercise of the Warrants, (f) any Equity Securities purchased or otherwise acquired by any holder of Stockholder Shares referred to in clauses (a), (b), (c), (d) or (e) above and (g) any capital stock or other Equity Securities issued or issuable directly or indirectly with respect to the Common Stock referred to in clauses (a), (b), (c), (d), (e) or
(f) above by way of conversion, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, (i) any Person who holds Amended and Restated Notes shall be deemed to be the holder of the Stockholder Shares obtainable upon conversion of such Amended and Restated Notes regardless of any restriction or limitation on the conversion thereof, (ii) any Person who holds Series A Preferred shall be deemed to be the holder of the Stockholder Shares obtainable upon conversion of such Series A Preferred regardless of any restriction or limitation on the conversion thereof, (iii) any Person who holds Series B Preferred shall be deemed to be the holder of the Stockholder Shares obtainable upon conversion of such Series B Preferred regardless of any restriction or limitation on the conversion thereof (iv) any Person who holds Warrants shall be deemed to be the holder of the Stockholder Shares obtainable upon exercise of such Warrants regardless of any restriction or limitation on the exercise thereof and, with respect to clauses (i), (ii) (iii) and (iv) above, such Stockholder Shares shall be deemed to be in existence, and such Person shall be entitled to exercise the rights of a holder of Stockholder Shares hereunder. In addition, for purposes of this Agreement, any Person party to this Agreement who holds Stockholder Shares as a result of a Transfer of Stockholder Shares, other than in a Public Distribution permitted by this Agreement, shall be deemed to be the holder of Stockholder Shares.

                  "Subsequent Convertible Notes" means those certain 10% Convertible Promissory Notes of VitalStream in the principal amount of $691,000 issued on or about January 15, 2003 pursuant to the Subsequent Convertible Note Purchase Agreement.

                  "Subsequent Convertible Note Purchase Agreement" has the meaning set forth in the recitals to this Agreement.

                  "Subsidiary Board of Directors" has the meaning set forth in
Section 3 of this Agreement.

                  "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such limited liability company, partnership, association or other business entity. Notwithstanding the foregoing, "Subsidiary" shall not include any entity that does not have any operations, assets or liabilities.

                  "Transfer" means a sale, assignment, transfer, pledge, encumbrance or other disposition.

                  "Underlying Common Stock" has the meaning set forth in the Amended and Restated Notes.

                  "Warrant Holders" has the meaning set forth in the preamble to this Agreement.

                  "Warrants" means the Additional Warrants and the Amended and Restated Warrants.

                  2. Preemptive Rights.

                  (a) If, at any time during the three-year period beginning on the date first set forth above, the Company shall issue any Preferred Equity Securities (including Preferred Equity Securities issued or sold together with any Debt Security), each Dolphin Holder of Stockholder Shares shall be entitled to purchase the same proportion of such Preferred Equity Securities to be issued necessary in order that the aggregate shares of Underlying Common Stock beneficially held by such holder constitute the same percentage of all Common Stock (assuming, in each case, the conversion, exercise or exchange of all outstanding Company Securities, including outstanding Company Securities held by such Holder), after the issuance of such Preferred Equity Securities as before the issuance thereof.

                  (b) A Dolphin Holder of Stockholder Shares may exercise his or its right under this Section 2 to purchase Preferred Equity Securities by providing written notice to the Company, and by paying the purchase price therefor at the principal office of the Company, within 20 days after the receipt of notice from the Company (which notice by the Company shall be given at least 20 days before the issuance of the Preferred Equity Securities) stating the amount of Preferred Equity Securities the Company intends to issue and the price and characteristics thereof. Each Dolphin Holder of Stockholder Shares exercising his or its rights under this Section 2 shall pay such purchase price in immediately available funds. Each Dolphin Holder of Stockholder Shares' contractual preemptive rights under this Section 2 shall be deemed to be exercised immediately prior to the close of business on the day of payment of the purchase price in accordance with the foregoing provisions, and at such time such Dolphin Holder shall be treated for all purposes as the record holder of the Preferred Equity Securities, as the case may be. As promptly as practicable (and in any event within ten (10) days) on or after the purchase date, the Company shall issue and deliver at its principal office a certificate or certificates for the number of full shares or amount, whichever is applicable, of Preferred Equity Securities together with cash for any fraction of a share or portion of a Preferred Equity Security at the purchase price to which the Dolphin Holder of Stockholder Shares is entitled hereunder.

                  3. Board of Directors.

                  (a) At any time and from time to time until the earlier to occur of (x) the date that the Underlying Common Stock constitutes no more than seven (7) percent of the Company's outstanding Common Stock or (y) January 15, 2007, each Holder shall vote all of its Company Securities now or hereafter owned by such Holder with voting rights or over which such Holder has voting control, and shall take all other necessary or desirable actions within its control (whether in its capacity as a stockholder, director, member of the Board of Directors or any committee thereof (but not if such action would be a breach of any fiduciary duty imposed by applicable Law), officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary or desirable actions within its control (including, without limitation, calling special Board of Directors and stockholder meetings), so that:

                           (i) one individual (who currently is Salvatore Tirabassi) designated by the Dolphin Holders owning a majority of the Stockholder Shares held by all Dolphin Holders (the "Dolphin Director") shall be nominated for election and elected to the Board of Directors;

                           (ii) at any time the Dolphin Director is entitled to serve on the Board of Directors, the composition of the board of directors of each of the Company's Subsidiaries, if any (each, a "Subsidiary Board of Directors") shall, to the extent requested by the Dolphin Holders owning a majority of the Stockholder Shares held by all Dolphin Holders, include the Dolphin Director;

                           (iii) so long as Salvatore Tirabassi continues to be the Dolphin Director, no executive committee or similar committee of the Board of Directors with broad authority to approve any transaction or series of transactions material to the Company or any Subsidiary or the conduct of their business (any such committee, an "Executive Committee"), is created unless, to the extent permitted under applicable Law and any exchange on which any Company Securities may be listed, such Executive Committee includes the Dolphin Director; provided, however, that the Dolphin Director shall not be entitled to participate in the discussion by any Executive Committee of any matter in which the Dolphin Director, Dolphin or any Affiliate of Dolphin or the Dolphin Director has a direct or indirect financial or other interest;

                           (iv) to the extent permitted under applicable Law and any exchange on which any Company Securities may be listed, the removal from the Board of Directors or any Subsidiary Board of Directors (with or without cause) of the Dolphin Director shall be at the written request of the Dolphin Holders holding a majority of the Stockholder Shares held by all Dolphin Holders but only upon such written request and under no other circumstances; and

                           (v) in the event that the Dolphin Director ceases to serve as a member of the Board of Directors or any Subsidiary Board of Directors during his term of office (whether by death, resignation or removal), the resulting vacancy on the Board of Directors shall be filled by an individual designated by the Dolphin Holders owning a majority of the Stockholder Shares held by all Dolphin Holders.

                  (b) The Company shall pay the reasonable out-of-pocket expenses incurred by the Dolphin Director in connection with attending the meetings of the Board of Directors to the extent such expenses are pre-approved by the Company or comply with a written expense reimbursement policy of the Company, any Subsidiary Board of Directors and any committee of any of the foregoing.

                  (c) If the Dolphin Holders owning a majority of the Stockholder Shares held by all Dolphin Holders fail to designate an individual to fill the Dolphin directorship pursuant to the terms of this Section 3, the individual previously holding such directorship shall be elected to such position, or if such individual fails or declines to serve, the election of an individual to such directorship shall be accomplished in accordance with the Company's bylaws and applicable law; provided that each Holder shall vote all Company Securities now or hereafter owned by such Holder with voting rights or over which such Holder has voting control to remove such individual at that time when the Dolphin Holders owning a majority of the Stockholder Shares held by all Dolphin Holders desire to designate an individual to fill the Dolphin directorship.

                  (d) In the event that any Holder shall fail to vote all shares of Company Securities now or hereafter owned by such Holder with voting rights over which such Holder has voting control so as to achieve any election or removal of a Dolphin Director, as set forth in this Section 3, such Holder shall be deemed immediately upon the existence of such a breach to have granted to the Chairman of the Board of Directors (or, if no Chairman of the Board of Directors has been elected, the chief executive officer of the Company), a proxy to all shares of Company Securities now or hereafter owned by such Holder with voting rights or over which such Holder has voting control to ensure that all such shares or other securities will be voted as prescribed in this Section 3 of this Agreement. Each Holder acknowledges that each proxy granted hereby, including any successive proxy, is given to secure the performance of a duty and shall be irrevocable until the duty is performed.

                  4. Board of Director Observation Rights. At any time the Dolphin Director is not a member of the Board of Directors and before the earlier to occur of (x) the date that the Underlying Common Stock constitutes no more than three (3) percent of the Company's outstanding Common Stock or (y) at any time after January 15, 2006, the date that no Amended and Restated Notes remain outstanding, VitalStream shall give Dolphin written notice of each meeting of the Board of Directors (and any committees thereof), at the same time and in the same manner as notice is given to the directors of the Board of Directors, and VitalStream shall permit one representative selected by Dolphin (the "Observer") to attend, as an observer, all such meetings. The Observer shall be entitled to receive all written materials and other information (including, without limitation, copies of meeting minutes) given to directors of the Board of Directors (and any committees thereof) in connection with such meetings at the same time such materials and information are given to such directors. VitalStream shall provide a copy of any proposed action by written consent in lieu of a meeting of directors of VitalStream to the Observer prior to the effective date upon delivery to the members of the Board of Directors of such consent describing in reasonable detail the nature and substance of such action. In connection with the attendance of any meeting, or the receipt of any materials and other information by the Observer, to the extent required by Regulation FD promulgated under the Securities Act or any other applicable securities law or regulation that would, absent such confidentiality agreement, require public disclosure of the information learned by the Observer at such meeting or through the receipt of such information or materials, the Observer shall sign a confidentiality agreement in form and substance reasonably satisfactory to the Observer and the Company.

                  5. Representations and Warranties; Covenants. Each Holder represents and warrants that (a) as of the date hereof such Holder is the record owner of the number of shares, warrants or principal amount of the Company Securities held by such Holder as of the date hereof as set forth in the Schedules to this Agreement; (b) this Agreement has been duly authorized, executed and delivered by such Holder and constitutes the valid and binding obligation of such Holder, enforceable in accordance with its terms; and (c) such Holder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement. No Holder shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.

                  6. Transfers. Prior to transferring any Company Securities to any Person, other than through a Public Distribution, the transferring Holder shall cause the prospective transferee to be bound by this Agreement and to execute and deliver to the Company and the Holders a counterpart signature page of this Agreement. So long as any such Transfer is made in accordance with the provisions of this Agreement, the transferee shall be deemed a Holder of such Company Securities within the meaning of this Agreement.

                  7. Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Holder in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Company Security as the owner of such Company Security for any purpose.

                  8. Legend. Each instrument evidencing Common Stock, Series A Preferred, Amended and Restated Notes, Series B Preferred, Warrants or Stockholder Shares held by a Person who is a signatory to this Agreement, and each instrument issued in exchange for or upon the Transfer of any Common Stock, Series A Preferred, Amended and Restated Notes, Series B Preferred, Warrants or Stockholder Shares and held by a Person who is a signatory to this Agreement shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "THE SECURITIES REPRESENTED BY THIS
                  INSTRUMENT ARE SUBJECT TO AN AMENDED AND
                  RESTATED INVESTOR RIGHTS AGREEMENT, DATED AS
                  OF SEPTEMBER 30, 2003, AMONG THE ISSUER OF
                  SUCH SECURITIES (THE "COMPANY") AND THE
                  STOCKHOLDERS OF THE COMPANY REFERRED TO
                  THEREIN, AS FURTHER AMENDED, RESTATED AND
                  MODIFIED FROM TIME TO TIME. A COPY OF SUCH
                  AMENDED AND RESTATED INVESTOR RIGHTS
                  AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE
                  BY THE COMPANY TO THE HOLDER HEREOF UPON
                  WRITTEN REQUEST."

                  9. Entire Agreement. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                  10. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Holders and any subsequent holders of Common Stock, Stockholder Shares, Series A Preferred, Series B Preferred, Amended and Restated Notes or Warrants (other than holders acquiring such securities in a Public Distribution) and the respective successors and assigns of each of them, so long as they hold any Common Stock, Stockholder Shares, Series A Preferred, Series B Preferred, Amended and Restated Notes or Warrants.

                  11. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

                  12. Descriptive Headings; Interpretation. Section headings used herein are for convenience only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement. The use of the word "including" or any variation or derivative thereof in this Agreement is by way of example rather than by limitation.

                  13. Notices; Business Days. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient or when sent by facsimile followed by delivery by reputable overnight courier service (charges prepaid), one day after being sent to the recipient by reputable overnight courier service (charges prepaid) or five days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Any notice, demand or other communication hereunder may be given by any other means (including telecopy or electronic mail), but shall not be deemed to have been duly given unless and until it is actually received by the intended recipient. Such notices, demands and other communications shall be sent to (a) a Common Stockholder at the address indicated on the Schedule of Common Stockholders, (b) a Preferred Stockholder at the address indicated on the Schedule of Preferred Stockholders, (c) a Convertible Noteholder at the address indicated on the Schedule of Convertible Noteholders, (d) a Warrant Holder at the address indicated on the Schedule of Warrant Holders and (e) the Company at the address indicated below:

                           VitalStream Holdings, Inc.
                           One Jenner, Suite 100
                           Irvine, California 92618
                           Facsimile: 949-453-8686
                           Attention: Chief Operating Officer

                           One Jenner, Suite 100
                           Irvine, California 92618
                           Facsimile: (949) 453-8686
                           Attention: General Counsel

                          with a copy (which shall not constitute notice to the Company) to:

                          Stoel Rives LLP
                          201 South Main Street, Suite 1100
                          Salt Lake City, Utah 84111
                          Facsimile: (801) 578-6999
                          Attention: Bryan T. Allen, Esq.

or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. If any time period for giving notice or taking action expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company's chief-executive office is located, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday.

                  14. Amendment and Waiver; Effectiveness and Binding Nature of this Agreement. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Holders unless such modification, amendment or waiver is approved in writing by (a) the Company, (b) the Common Stockholders of a majority of the Common Stock held by the Common Stockholders, (c) the holders of a majority of the Series A Preferred and Series B Preferred held by the Preferred Stockholders and (d) the Dolphin Holders owning a majority of the Stockholder Shares held by all Dolphin Holders. Notwithstanding the foregoing, (i) without the consent of any other Person, the Company may restate any schedule to this Agreement so that it more accurately reflects the holders of securities of the type in question and/or to change the addresses for notice to any Person at such Person's request, and (ii) without the consent of any other Person, this Agreement may be amended or modified by written action of the Company and the Dolphin Holders owning a majority of the Stockholder Shares held by all Dolphin Holders if such amendment or modification could not reasonably be expected to have a material adverse effect on any party to this Agreement that would be borne disproportionately by such party relative to other parties (unless such party consents in writing thereto). The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

                  15. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  16. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

                  17. GOVERNING LAW. THE CORPORATE LAW OF THE STATE OF NEVADA SHALL GOVERN ALL ISSUES AND QUESTIONS CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS SECURITYHOLDERS. ALL OTHER ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN THOUGH UNDER THAT JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

                  18. WAIVER OF RIGHT TO JURY TRIAL. THE COMPANY AND EACH OF THE HOLDERS HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY in any litigation in any court with respect to, in connection with, or arising out of this Agreement or the validity, protection, interpretation, collection or enforcement hereof; AND THE COMPANY AND EACH OF THE HOLDERS HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO INTERPOSE ANY SETOFF IN CONNECTION WITH ANY SUCH LITIGATION, IRRESPECTIVE OF THE NATURE OF SUCH SETOFF, COUNTERCLAIM OR CROSS-CLAIM EXCEPT TO THE EXTENT THAT THE FAILURE SO TO ASSERT ANY SUCH SETOFF WOULD PERMANENTLY PRECLUDE THE PROSECUTION OF OR RECOVERY UPON SAME. THE COMPANY AGREES THAT THIS SECTION 18 IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND ACKNOWLEDGES THAT THE HOLDERS WOULD NOT HAVE ENTERED INTO THIS AGREEMENT IF THIS SECTION 18 WERE NOT PART OF THIS AGREEMENT.

                  19. Waiver of Preemptive Rights; Termination of Prior Agreement. This Agreement supersedes and replaces the Investor Rights Agreement dated November 26, 2002 (the "Prior Investor Rights Agreement") among the Company and certain of the Common Stockholders, Convertible Noteholders and Warrant Holders. Upon the execution of this Agreement by all parties to the Prior Investor Rights Agreement, the Prior Investor Rights Agreement shall immediately and automatically terminate. In addition, by executing this Agreement, all parties to the Prior Investor Rights Agreement waive any rights that may arise or have arisen under Section 2 of the Prior Investor Rights Agreement with respect to any transaction contemplated by the Purchase Agreement.

                                    * * * * *

       [SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

                  IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor Rights Agreement as of the date first written above.

                                          VITALSTREAM HOLDINGS, INC.

                                          By: __________________________________
                                              Name:   Paul Summers
                                              Title:  President

                                          COMMON STOCKHOLDERS

                                          EPOCH HOSTING, INC.

                                          By: __________________________________
                                              Name:
                                              Title:

                                          DOLPHIN COMMUNICATIONS FUND II, L.P.

                                          By:   Dolphin Communications II, L.P.,
                                                Its General Partner

                                          By:   Dolphin Communications, L.L.C.,
                                                Its General Partner

                                                By: ____________________________
                                                    Name:
                                                    Title:

                                          DOLPHIN COMMUNICATIONS PARALLEL FUND
                                          II (NETHERLANDS), L.P.

                                          By:   Dolphin Communications II, L.P.,
                                                Its General Partner

                                          By:   Dolphin Communications, L.L.C.,
                                                Its General Partner

                                                By: ____________________________
                                                    Name:
                                                    Title:

       [SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

                                          ______________________________________
                                          Paul Summers

                                          ______________________________________
                                          Philip N. Kaplan

                                          ______________________________________
                                          David R. Williams

                                          ______________________________________
                                          Steve Smith

                                          ______________________________________
                                          Kevin Herzog

       [SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

                                          CONVERTIBLE NOTEHOLDERS

                                          DOLPHIN COMMUNICATIONS FUND II, L.P.

                                          By:   Dolphin Communications II, L.P.,
                                                Its General Partner

                                          By:   Dolphin Communications, L.L.C.,
                                                Its General Partner

                                                By: ____________________________
                                                    Name:
                                                    Title:

                                          DOLPHIN COMMUNICATIONS PARALLEL FUND
                                          II (NETHERLANDS), L.P.

                                          By:   Dolphin Communications II, L.P.,
                                                Its General Partner

                                          By:   Dolphin Communications, L.L.C.,
                                                Its General Partner

                                                By: ____________________________
                                                    Name:
                                                    Title:

       [SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

                                          PREFERRED STOCKHOLDERS

                                          DOLPHIN COMMUNICATIONS FUND II, L.P.

                                          By:   Dolphin Communications II, L.P.,
                                                Its General Partner

                                          By:   Dolphin Communications, L.L.C.,
                                                Its General Partner

                                                By: ____________________________
                                                    Name:
                                                    Title:

                                          DOLPHIN COMMUNICATIONS PARALLEL FUND
                                          II (NETHERLANDS), L.P.

                                          By:   Dolphin Communications II, L.P.,
                                                Its General Partner

                                          By:   Dolphin Communications, L.L.C.,
                                                Its General Partner

                                                By: ____________________________
                                                    Name:
                                                    Title:

                                          ______________________________________
                                          Philip N. Kaplan

                                          ______________________________________
                                          Steve Smith

                                          ______________________________________
                                          Kevin Herzog

            [SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS
                                   AGREMENT]

                                          WARRANT HOLDERS

                                          DOLPHIN COMMUNICATIONS FUND II, L.P.

                                          By:   Dolphin Communications II, L.P.,
                                                Its General Partner

                                          By:   Dolphin Communications, L.L.C.,
                                                Its General Partner

                                                By: ____________________________
                                                    Name:
                                                    Title:

                                          DOLPHIN COMMUNICATIONS PARALLEL FUND
                                          II (NETHERLANDS), L.P.

                                          By:   Dolphin Communications II, L.P.,
                                                Its General Partner

                                          By:   Dolphin Communications, L.L.C.,
                                                Its General Partner

                                                By: ____________________________
                                                    Name:
                                                    Title:

                                          ______________________________________
                                          Philip N. Kaplan

                                          ______________________________________
                                          Steve Smith

                                          ______________________________________
                                          Kevin Herzog

                         SCHEDULE OF COMMON STOCKHOLDERS

                                                          NUMBER OF SHARES OF
                  NAME AND ADDRESS                           COMMON STOCK
                  ----------------                        -------------------
(1)     Epoch Hosting, Inc.                                    3,848,760
        555 Anton Boulevard
        Costa Mesa, CA 92626
        Facsimile: (714) 327-2031

(2)     Dolphin Communications Fund II, L.P.                      95,889
        Dolphin Communications Parallel Fund II                    9,650
        (Netherlands), L.P.
        750 Lexington Avenue
        16th Floor
        New York, NY 10022
        Attention: Mr. Richard J. Brekka
        Facsimile: (212) 446-1638

        with a copy (which shall not constitute
        notice to the Dolphin) to:

        Kirkland & Ellis
        Citigroup Center
        153 East 53rd Street
        New York, NY 10022
        Attention: John Kuehn, Esq.
        Facsimile: (212) 446-4900

(3)     Paul Summers (held in trust)                           3,804,444
        5 Running Brook Drive
        Coto de Caza CA 92679
        Telephone: (949) 459-8561

(4)     Philip N. Kaplan                                       3,804,444
        7 Cavaillon
        Newport Coast, CA 92657
        Telephone: (949) 706-9436

(5)     David R. Williams                                        568,944
        363 Newport Glen Court
        Newport Beach, CA 92660
        Telephone: (949) 646-3168

                                                          NUMBER OF SHARES OF
          NAME AND ADDRESS                                    COMMON STOCK
          ----------------                                -------------------
(6)     Steve Smith                                             534,786
        1103 N. Lowell Street
        Santa Ana, CA 92703
        Telephone: (949) 678-0292

(7)     Kevin Herzog                                            510,353
        1801 Santiago Drive
        Newport Beach, CA 92660
        Telephone: (949) 743-2029

                       SCHEDULE OF CONVERTIBLE NOTEHOLDERS

                                                                                  PRINCIPAL AMOUNT OF
                        NAME AND ADDRESS                                      AMENDED AND RESTATED NOTES
                        ----------------                                      --------------------------
Dolphin Communications Fund II, L.P.                                                   $988,900
Dolphin Communications Parallel Fund II (Netherlands), L.P.                            $111,100
750 Lexington Avenue
16th Floor
New York, NY 10022
Attention: Mr. Richard J. Brekka
Facsimile: (212) 446-1638

with a copy (which shall not constitute notice to the Dolphin) to:

Kirkland & Ellis
Citigroup Center
153 East 53rd Street
New York, NY 10022
Attention: John Kuehn, Esq.
Facsimile: (212) 446-4900

                       SCHEDULE OF PREFERRED STOCKHOLDERS

                                                       NUMBER OF SHARES OF           NUMBER OF SHARES OF
               NAME AND ADDRESS                        SERIES A PREFERRED            SERIES B PREFERRED
               ----------------                        -------------------           --------------------
Dolphin Communications Fund II, L.P.                            550
Dolphin Communications Parallel Fund II
(Netherlands), L.P.
750 Lexington Avenue
16th Floor
New York, NY 10022
Attention: Mr. Richard J. Brekka
Facsimile: (212) 446-1638

with a copy (which shall not constitute notice to the Dolphin) to:

Kirkland & Ellis
Citigroup Center
153 East 53rd Street
New York, NY 10022
Attention: John Kuehn, Esq.
Facsimile: (212) 446-4900

Philip N. Kaplan                                                 50
7 Cavaillon
Newport Coast, CA 92657
Telephone: (949) 706-9436

Steve Smith                                                      25
1103 N. Lowell Street
Santa Ana, CA 92703
Telephone: (949) 678-0292

Kevin Herzog                                                     50
1801 Santiago Drive
Newport Beach, CA 92660
Telephone: (949) 743-2029

                           SCHEDULE OF WARRANT HOLDERS

                                                                                                NUMBER OF SHARES
                                                                      NUMBER OF SHARES            OF UNDERLYING
                                                                        OF UNDERLYING              COMMON STOCK
                                                                        COMMON STOCK               (AMENDED AND
                                                                         (ADDITIONAL                 RESTATED
                        NAME AND ADDRESS                                  WARRANTS)                  WARRANTS)
                        ----------------                              ----------------          ----------------
Dolphin Communications Fund II, L.P.                                       458,333              Number of shares as
Dolphin Communications Parallel Fund II (Netherlands), L.P.                                  determined in accordance
750 Lexington Avenue                                                                              with the Warrant
16th Floor
New York, NY 10022
Attention: Mr. Richard J. Brekka
Facsimile: (212) 446-1638

with a copy (which shall not constitute notice to the Dolphin) to:

Kirkland & Ellis
Citigroup Center
153 East 53rd Street
New York, NY 10022
Attention: John Kuehn, Esq.
Facsimile: (212) 446-4900

Philip N. Kaplan                                                            41,667                      -
7 Cavaillon
Newport Coast, CA 92657
Telephone: (949) 706-9436

Steve Smith                                                                 20,833                      -
1103 N. Lowell Street
Santa Ana, CA 92703
Telephone: (949) 678-0292

Kevin Herzog                                                                41,667
1801 Santiago Drive
Newport Beach, CA 92660
Telephone: (949) 743-2029